UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consulting Agreement with Glen A. Messina

On June 28, 2017, PHH Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Mr. Glen A. Messina, who stepped down as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) effective immediately prior to the 2017 Annual Meeting (as defined below).  Pursuant to the terms of the Consulting Agreement, Mr. Messina will, as required by the Company from time to time, (i) support the Company’s chief executive officer as requested to prepare for meetings with the Company’s Board, clients, stockholders, and employees; (ii) review materials for earnings calls; (iii) support strategic planning efforts; (iv) participate in internal Company meetings to ensure effective transition of IT oversight activities and oversight of on-going regulatory matters; (v) participate in meetings held by the Company’s Board or any committee thereof as requested by the Chairman of the Board; and (v) provide such other services as may be reasonably requested by the Company.  During the term of the Consulting Agreement, Mr. Messina will be subject to a number of covenants in favor of the Company, including confidentiality and cooperation in proceedings, as well as non-competition and non-solicitation provisions arising out of a previously executed restrictive covenant agreement.

The Consulting Agreement provides for an initial term of nine months.  Mr. Messina will receive a total of $75,000 during the initial term of the Consulting Agreement, payable in monthly installments, subject to his continued services under the Consulting Agreement and his compliance with the terms and conditions thereof.  The initial term of the Consulting Agreement may be extended for three months upon mutual agreement of the Company and Mr. Messina, and if so extended Mr. Messina would receive $25,000, payable in monthly installments, subject to his continued services under the Consulting Agreement and his compliance with the terms and conditions thereof.  Mr. Messina will be reimbursed for reasonable out-of-pocket expenses incurred by him in performing the services under the Consulting Agreement.  Mr. Messina will not be eligible for any other benefits or payments pursuant to the Consulting Agreement.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Appointment of Robert B. Crowl as President and Chief Executive Officer

As previously disclosed and described in further detail in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on March 29, 2017, Robert B. Crowl, 53, assumed the role of President and Chief Executive Officer of the Company effective as of June 28, 2017.  Mr. Crowl served as the Executive Vice President and Chief Financial Officer of the Company from May 3, 2012 until March 29, 2017, at which time he was appointed Executive Vice President and Chief Operating Officer.  Prior to joining the Company, Mr. Crowl served as Executive Vice President and Chief Financial Officer at Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank, since 2010.

As previously disclosed in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting filed with the SEC on April 28, 2017, Mr. Crowl and the Company entered into an employment agreement that will remain in effect, unless terminated sooner by either party, through March 31, 2018, after which the term may be extended by mutual agreement. Under his employment agreement, Mr. Crowl will receive an annual base salary of $575,000. Mr. Crowl will remain eligible to participate in the Company’s annual management incentive plan, with a 2017 target award of 125% of his annual base salary earned in 2017, and will be eligible to receive the 2017-2018 CPIA with a target award of 130% of his annual base salary.

Under his employment agreement, Mr. Crowl is entitled to receive certain benefits upon termination of employment by the Company without cause or resignation by Mr. Crowl for good reason, in each case, subject to his execution of a general release agreement. These benefits include termination without cause benefits under the Tier I Plan. If Mr. Crowl is not elected to the Board at the Annual Meeting, he will continue to act as the Company’s Interim CEO until the earlier of December 31, 2017 or the appointment of a new CEO, and any termination of employment in connection therewith will be treated as a termination without cause. Mr. Crowl’s employment agreement also includes confidentiality provisions and noncompetition and non-solicitation restrictive covenants that apply for twelve (12) months following any termination of employment.

In addition, as previously disclosed in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting filed with the SEC on April 28, 2017, the Company entered into an indemnification agreement with Mr. Crowl, consistent with the indemnification agreements entered into with the Company’s directors and executive officers. Pursuant to such indemnification agreement, the Company agreed to indemnify and advance expenses and costs incurred by Mr. Crowl in connection with any claims, suits or proceedings arising as a result of his service as a director or officer, to the maximum extent permitted by law, including third party claims and proceedings brought by or in right of the Company.

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of the Company held on Wednesday, June 28, 2017, at 10:00 a.m., local time (the “2017 Annual Meeting”), stockholders holding 50,867,594 shares of the Company’s common stock, par value $0.01 per share, were present, in person or by proxy, representing approximately 94.9% of the 53,612,270 shares of the Company’s common stock that were issued and outstanding as of April 28, 2017, the record date for the 2017 Annual Meeting.

At the 2017 Annual Meeting, the Company’s stockholders (i) elected Ms. Jane D. Carlin, Mr. Robert B. Crowl, Mr. James O. Egan, Mr. James C. Neuhauser, Mr. Charles P. Pizzi, Mr. Kevin Stein and Mr. Carroll R. Wetzel, Jr., as directors, each to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”), (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Ratification of Auditors Proposal”), (iii) did not approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the “Say on Pay Proposal”) and (iv) indicated their preference, on an advisory basis, that the advisory vote on the compensation paid to the Company’s named executive officers be held on an annual basis (the “Say on Frequency Proposal”).

Votes cast at the 2017 Annual Meeting were as follows:

PROPOSAL NO. 1: DIRECTOR ELECTION PROPOSAL

	For	Withheld	Broker Non-Votes
Jane D. Carlin	26,863,140	18,521,532	5,482,922
Robert B. Crowl	45,130,963	253,709	5,482,922
James O. Egan	40,202,014	5,182,658	5,482,922
James C. Neuhauser	45,134,314	250,358	5,482,922
Charles P. Pizzi	25,965,898	19,418,774	5,482,922
Kevin Stein	45,077,504	307,168	5,482,922
Carroll R. Wetzel, Jr.	38,432,719	6,951,953	5,482,922

PROPOSAL NO. 2: RATIFICATION OF AUDITORS PROPOSAL

For	Against	Abstain
50,700,796	134,387	32,411

PROPOSAL NO. 3: SAY ON PAY PROPOSAL

For	Against	Abstain	Broker Non-Votes
16,268,284	28,613,250	503,138	5,482,922

PROPOSAL NO. 4: SAY ON FREQUENCY PROPOSAL

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
42,061,667	3,703	3,309,901	9,401	5,482,922

As previously disclosed by the Company in a Current Report on Form 8-K and in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting, each filed with the SEC on April 28, 2017, the Company entered into an agreement dated April 28, 2017 (the “EJF Agreement”) with EJF Capital LLC, EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities GP, LLC (collectively, “EJF”). Based on EJF’s amended Schedule 13D filed March 17, 2017, EJF and its affiliates beneficially own an aggregate of approximately 9.9% of the Company’s common stock. Under the terms of the EJF Agreement, (a) the Company agreed to nominate Mr. Neuhauser and Mr. Stein for election to the Board at the 2017 Annual Meeting, subject to the terms of the EJF Agreement, and (b) EJF agreed to vote the shares of the Company’s common stock that it beneficially owns in favor of the Company’s nominees for election at the 2017 Annual Meeting. In addition, the Company has agreed to cause each of the Board’s committees to include at least one of Mr. Stein or Mr. Neuhauser during the applicable commitment period, which is expected to run until the thirtieth day prior to the deadline for submission of stockholder nominations and proposals in accordance with the Company’s by-laws for the Company’s 2018 annual meeting of stockholders. The EJF Agreement also subjects EJF to certain customary standstill provisions during the commitment period.  The cost to the Company of complying with the EJF Agreement was nominal.

Item 7.01              Regulation FD Disclosure.

On June 28, 2017, following the 2017 Annual Meeting, the Board determined to continue the existence of the temporary Special Committee of the Board and approved the following composition of the Board committees: (i) Audit Committee comprised of Mr. Wetzel (Chair), Ms. Carlin and Messrs. Egan and Neuhauser; (ii) Corporate Governance Committee comprised of Ms. Carlin (Chair) and Messrs. Pizzi and Stein; (iii) Human Capital and Compensation Committee comprised of Messrs. Pizzi (Chair), Neuhauser, Stein and Wetzel and (iv) Special Committee comprised of Ms. Carlin (Chair) and Messrs. Crowl and Stein.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between PHH Corporation and Glen A. Messina dated June 28, 2017.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature.  You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally.  Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William Brown
		Name:	William Brown
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: June 29, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between PHH Corporation and Glen A. Messina dated June 28, 2017.